SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2002

SOUTHERN ENERGY HOMES, INC.
(Exact name of registrant as specified in its Charter)

Delaware (State of Incorporation)	0-21204 (Commission File Number)	63-1083246 (IRS Employer I.D. No.)

144 Corporate Way, P. O. Box 390
Addison, Alabama 35540
(Address of principal executive offices)

(256) 747-8589
(Registrant’s telephone number)

SIGNATURE
EX-99.1 NEWS RELEASE

Item 5.	Other Events

     On July 8, 2002, Southern Energy Homes, Inc. announced two senior management changes. Keith W. Brown is stepping down as chief financial officer and resigning from the board of directors. Mr. Brown will remain with the Company as vice president of the supply divisions, a newly created position. The Company has begun a search for a new chief financial officer. Dan E. Batchelor, formerly vice president and general counsel, has been appointed executive vice president and general counsel.

     A copy of the news release issued by the Company on July 8, 2002 is included as Exhibit 99.1 to this Report on Form 8-K and is incorporated herein by reference.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

Exhibits.

     Exhibit 99.1 News Release issued by Southern Energy Homes, Inc., dated July 8, 2002.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 8, 2002	By:	/s/ KEITH O. HOLDBROOKS Keith O. Holdbrooks Chief Executive Officer